As filed with the Securities and Exchange Commission on October 25, 2002

                                                     Registration No. 333-92096
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                   -----------


                          PRE-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             Core Bond Products LLC
             (Exact name of registrant as specified in its charter)


             Delaware                   6189                 06-1646732
         (State or other         (Primary standard        (I.R.S. Employer
           jurisdiction              industrial        Identification Number)
       of incorporation or      classification code
          organization)               number)

                        Bank of America Corporate Center
                         Charlotte, North Carolina 28255
                                 (888) 279-3457
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------
                              Paul J. Polking, Esq.
                  Executive Vice President and General Counsel
                           Bank of America Corporation
                        Bank of America Corporate Center
                         Charlotte, North Carolina 28255
                                 (704) 386-5000
   (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------
                                   Copies to:
                            Edward F. Petrosky, Esq.
                              Samir A. Gandhi, Esq.
                         Sidley Austin Brown & Wood LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 839-5300
                                 --------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If this Form is post-effective amendment filed pursuant to Rule 462(d) under that Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                 --------------


                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                           Proposed         Proposed
                                                           Maximum          Maximum
                                                           Offering         Aggregate    Amount
                                           Amount          Price            Offering      of
 Title of Each Class of Securities to be   to be           Per              Price(2)     Registration
                Registered                 Registered(1)   Certificate(2)                Fee
------------------------------------------------------------------------------------------------------
Pass-Through Certificates, Series 2002-1   $1,000,000          100%         $1,000,000   $92.00(3)(4)
======================================================================================================
1     This registration statement also covers an indeterminable principal balance of certificates that may be reoffered and resold from time to time after their initial sale in market making activities by Banc of America Securities
LLC and J.P. Morgan Securities Inc.
2     Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.
3     Previously paid.
4     Pursuant to Rule 457(a), no filing fee is required for the registration of an indeterminable principal balance of certificates to be offered in market making transactions as described in footnote 1 above.


--------------
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registation statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.


                             Subject to Completion
                 Preliminary Prospectus dated October 25, 2002


PROSPECTUS
                                        $o
                       Core Investment Grade Bond Trust I

                     Pass-Through Certificates, Series 2002-1

         The trust:

         o will be formed pursuant to a trust agreement among Core Bond Products LLC, as depositor, The Bank of New York, as trustee, and Banc of America Securities LLC, as administrative agent, for the purpose of issuing the certificates; and

         o will issue and sell a single class of certificates to investors.

         The certificates:

         o will represent undivided beneficial interests in the assets of the trust, which will consist solely of:

              o the senior or subordinated debt securities of issuers that are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, senior or subordinated debt securities that are fully and unconditionally guaranteed by companies subject to those reporting requirements and the senior debt securities of government-sponsored enterprises that make their information publicly available, each as specified in this prospectus; and

              o any payments on those securities;

         o will entitle each holder to receive a pro rata share (after payment of required trust expenses and reserves) of:


              o interest payments received by the trustee with respect to the underlying debt securities payable on o and o of each year, beginning o;

              o principal, premium, if any, and interest payments received by the trustee with respect to the underlying debt securities on their stated maturity date on o or any earlier redemption date; and

              o any underlying debt securities or, upon the election of any certificate holder, the net proceeds from the sale of those underlying debt securities, in the event those underlying debt securities are removed from the assets of the trust under the circumstances described in this prospectus;

         o will initially have a distribution rate, after payment of required trust expenses and reserves, of o% per year; and


         o will not represent an obligation of the depositor, the trustee or any other entity.

      The principal amount of underlying debt securities of any single issuer will not exceed, at the issue date of the certificates, 7.5% of the aggregate principal amount of all underlying debt securities.

      You should review the information in the section entitled "Risk Factors" beginning on page 13 of this prospectus prior to making a decision to invest in the certificates.



                                             Initial                         Final
                                             Aggregate      Initial        Scheduled
                Pass-Through                 Principal    Distribution    Distribution    Price to
                Certificates                 Balance          Rate            Date        Public(1)
      -----------------------------------    ----------   ------------    ------------    ---------


      Series 2002-1....................          $o             o%             o             $o
      -----------------
      1 Plus distributions, if any, from o, if settlement occurs after that date.

                               ----------------------

      Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Application has been made to list the certificates on the Luxembourg Stock Exchange.

      The certificates are being offered with the assistance of Banc of America Securities LLC and J.P. Morgan Securities Inc., as agents of the depositor, and the underlying debt securities are being offered to the depositor with the assistance of Banc of America Securities LLC and J.P. Morgan Securities Inc., as agents of the issuers of those underlying debt securities. As a result, Banc of America Securities LLC and J.P. Morgan Securities Inc. are each statutory underwriters within the meaning of the Securities Act of 1933 with respect to initial sales of the certificates and the underlying debt securities through them as agent.

      The offering period for the certificates will terminate on o, 2002. The depositor reserves the right to withdraw, cancel or modify the offering of the certificates without notice and may accept or reject offers to purchase certificates, in whole or in part, in its sole discretion. Upon the depositor's acceptance of any offer, investors will be required to deliver the payment price in immediately available funds to BAS on or prior to o, 2002. Those funds will be promptly deposited in a segregated bank account by BAS and held by BAS on behalf of those particular investors until transmitted to the depositor at closing or promptly returned to investors (without interest) in full if the offering is not consummated or in part if the offering is consummated at a reduced aggregate principal balance of certificates. Sales to the depositor of the underlying debt securities through the agents are subject to customary conditions to closing that are required to be satisfied on the issue date of the certificates.

      It is expected that delivery of the certificates will be made to investors in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, on or about o, 2002.

                            ----------------------

      Banc of America Securities LLC                                 JPMorgan

                            ----------------------
                    The date of this prospectus is o, 2002.

                                Table of Contents


SUMMARY...........................................................4
RISK FACTORS.....................................................13
THE DEPOSITOR....................................................17
FORMATION OF THE TRUST...........................................17
USE OF PROCEEDS..................................................17
DESCRIPTION OF THE UNDERLYING DEBT SECURITIES....................17
DESCRIPTION OF THE CERTIFICATES..................................21
DESCRIPTION OF THE TRUST AGREEMENT...............................29
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES....................33
CERTAIN ERISA CONSIDERATIONS.....................................37
PLAN OF DISTRIBUTION.............................................40
LISTING AND GENERAL INFORMATION..................................41
RATINGS..........................................................42
LEGAL MATTERS....................................................43
WHERE YOU CAN FIND MORE INFORMATION..............................43



        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      Banc of America Securities LLC, or "BAS," and J.P. Morgan Securities Inc., or "JPMorgan," have agreed to use their reasonable efforts in soliciting offers to purchase certificates as agents for the depositor and in soliciting offers to purchase underlying debt securities as agents for the related issuers. BAS and JPMorgan have negotiated the terms of the underlying debt securities with the related issuers and each will receive a commission from each such issuer in an amount equal to o % of the aggregate principal amount of underlying debt securities sold by such issuer to the depositor through it as agent.

      In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus. We have not, and BAS and JPMorgan have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of the depositor, BAS or JPMorgan is making an offer to sell the certificates or soliciting an offer to buy the certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.


      This prospectus includes information provided in order to comply with the rules governing the listing of securities on the Luxembourg Stock Exchange. The depositor accepts responsibility for the accuracy and completeness of the information contained in this prospectus. The depositor confirms that this prospectus contains all information regarding the depositor, the trust and the terms of the certificates that is material to investors in the certificates, that the information contained in this prospectus is accurate and complete in all material respects as of the date on the front cover of this prospectus and is not misleading in any material respect and that, to the knowledge of the depositor, the depositor has not omitted any other information that would make any statement contained in this prospectus misleading in any material respect.

      The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus, makes no representation as to the accuracy or completeness of the information included in this prospectus and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus.


      This prospectus provides only selected summary information with respect to the underlying debt securities of the related issuers. More detailed information relating to the underlying debt securities and the related issuers will be included or incorporated by reference in the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities of each related issuer, copies of which BAS and JPMorgan, in their capacity as agents of each such issuer, have agreed to deliver directly to purchasers upon the depositor's acceptance of their offers to purchase certificates. However, information that is included or incorporated by reference in those prospectuses or other offering documents is not, and shall not be deemed to be, a part of this prospectus in any respect.


      The trust is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom, which we refer to herein as the "FSMA," and has not been authorized or otherwise recognized or approved by the United Kingdom's Financial Services Authority. Accordingly, the trust is an unregulated collective investment scheme and the certificates cannot be marketed in the United Kingdom to the general public.

      Any distribution of this prospectus by persons that are not authorized persons under the FSMA will be made only to, or directed only at, persons that
(i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments or (iii) are persons falling within Article 49(2)(a) to
(d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, which we refer to herein as "FPO persons." Any distribution of this prospectus by persons that are authorized persons under the FSMA will be made only to, or directed only at, persons that (a) are outside the United Kingdom,
(b) have professional experience in participating in unregulated collective investment schemes or (c) are persons falling within Article 22(2)(a) to (d) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001, which we refer to herein as "PCIS persons" and, which we refer to together with the FPO persons, as "relevant persons"). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates, including any investment in the certificates, is available only to relevant persons and will be engaged in only with relevant persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme in connection with an investment in the certificates.

      Given the complexity of the transaction contemplated by this prospectus, you are urged to consult your own attorneys, business advisors and tax advisors for legal, business and tax advice regarding a decision to invest in the certificates.

      For 90 days following the date of this prospectus, all dealers selling the certificates are required to deliver a copy of this prospectus to each potential investor. This is in addition to the dealers' obligation to deliver a copy of this prospectus to each potential investor when acting as an agent of the depositor in soliciting offers to purchase certificates.


      The depositor reserves the right to withdraw, cancel or modify the offering of certificates contemplated hereby without notice and may accept or reject offers to purchase the certificates, in whole or in part, in its sole discretion. In the event that the sale to the depositor of underlying debt securities representing, in the aggregate, 10% or less of the aggregate principal amount of all underlying debt securities is not consummated as a result of the failure by the particular issuer or issuers to satisfy all of the conditions of its or their sale (which consist of the delivery of closing certificates, legal opinions and other customary closing conditions and documentation), the depositor will reduce the aggregate principal balance of the certificates offered by this prospectus in an amount corresponding to the aggregate principal amount of the underlying debt securities not sold to the depositor, provided that the ratings of the certificates are not lower than the ratings that would have applied to the certificates had each such sale been consummated, and allocations of certificates to investors will be reduced on a pro rata basis. In the event that such ratings are lower or issuers of underlying debt securities representing, in the aggregate, more than 10% of the aggregate principal amount of all underlying debt securities fail to satisfy all of the conditions of the sale of their underlying debt securities to the depositor, the offering of certificates contemplated hereby shall terminate. Upon the depositor's acceptance of any offer to purchase certificates, investors will be required to deliver the payment price in immediately available funds to BAS. Those funds will be promptly deposited in a segregated bank account by BAS and held by BAS on behalf of the particular investors until the conditions referred to in this paragraph have been satisfied, in which case funds corresponding to the aggregate principal amount of underlying debt securities actually sold to the depositor will be transmitted to the depositor, or, if such conditions are not satisfied on or prior to the issue date of the certificates, promptly returned (without interest) to the particular investors.

                                     SUMMARY

      This summary highlights certain of the material terms of the certificates being issued by the trust and of the underlying debt securities of the related issuers. It does not contain all of the information that you need to consider in making a decision to invest in the certificates. As a result, you should carefully read in full this prospectus and the prospectuses or other offering documents relating to the underlying debt securities of each related issuer, copies of which BAS and JPMorgan have agreed with the related issuers to deliver directly to purchasers of certificates.


The Trust.................  Core Bond Products LLC, as depositor,
                            The Bank of New York, as trustee, and
                            BAS, as administrative agent, will form
                            the Core Investment Grade Bond Trust I.

Securities Offered........  Pass-Through Certificates, Series
                            2002-1, of the Core Investment Grade
                            Bond Trust I.


                            The certificates will be issued by the trust pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust, which will consist solely of (a) the senior or subordinated debt securities of issuers that meet the eligibility requirements set forth below, referred to as "eligible issuers," and (b) any payments on or with respect to those debt securities.

                            An "eligible issuer" means an issuer of underlying debt securities that:

                            o has registered its debt securities for sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 or Form F-3 and is either:


                               o  subject to the periodic
                                  informational reporting
                                  requirements of the Securities
                                  Exchange Act of 1934, as amended
                                  (the "Exchange Act"), which we
                                  refer to herein as a "reporting
                                  company," and satisfies either (x)
                                  the current public float condition
                                  of $75 million or more of General
                                  Instruction B.1 or (y) the
                                  non-convertible investment grade
                                  securities condition of General
                                  Instruction B.2, in each case
                                  of Form S-3 or Form F-3;  or

                               o  a subsidiary that is not a
                                  reporting company and is eligible
                                  to use Form S-3 or Form F-3 in
                                  reliance solely upon General
                                  Instruction C.3 of Form S-3
                                  or Form F-3 and that satisfies the
                                  requirements of Rule 3-10 of
                                  Regulation S-X; or


                            o  is a government-sponsored
                               enterprise that makes its information
                               publicly available, which we refer to
                               herein as a "GSE,"

                            in each case, as specified under
                            "Description of the Underlying Debt
                            Securities--Composition."


                            The principal amount of underlying debt securities of any single issuer will not exceed, at the issue date of the certificates, 7.5% of the aggregate principal amount of all underlying debt securities held as assets of the trust. The aggregate principal balance of the certificates will at all times equal the aggregate outstanding principal amount of the underlying debt securities which then constitute the assets of the trust.
                            The certificates will not constitute an obligation of the depositor, the trustee or any other entity.

Initial Aggregate
Principal  Balance of
Certificates..............  $o .

Issue Date of Certificates. o, 2002.

Final Scheduled
Distribution Date of
Certificates..............  o.

Depositor.................  Core Bond Products LLC, a wholly-owned limited purpose subsidiary of
                            NationsBanc Montgomery Holdings
                            Corporation and an affiliate of BAS.

Trustee...................  The Bank of New York, as trustee for the holders of the certificates.


Administrative Agent .....  BAS will act as the administrative agent in conducting sales of underlying debt securities upon request by one or more certificate holders upon removal of those underlying debt securities from the assets of the trust under the circumstances described herein.

Deposited Assets..........  The assets of the trust will
                            include the debt securities, which we refer to herein as the "underlying debt securities," of the issuers that are referred to under "Description of the Underlying Debt Securities--Composition." See "Description of the Certificates--Removal of Underlying Debt Securities" and "--Optional Redemption of Underlying Debt Securities" for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the trust or be redeemed at the option of the related issuers, respectively.


Underlying Debt Securities. The underlying debt securities will initially have an aggregate principal amount of $o. Each of the underlying debt securities, other than the underlying debt securities issued by GSEs, will have been previously registered for sale by the related issuer under the Securities Act. The stated maturity date of the underlying debt securities will be o, although substantially all of the underlying debt securities will be redeemable in whole or in part prior to their stated maturity at the option of the related issuer at the redemption price applicable to those underlying debt securities.
                            The underlying debt securities will require each related issuer to make interest payments on o and o of each year, beginning o, subject to the business day conventions for those underlying debt securities, and will initially have a weighted average interest rate of o% per year.

                            Each of the underlying debt securities will be an unsecured obligation of the related issuer. As indicated below, substantially all of the underlying debt securities will be senior obligations of the related issuers and, accordingly, will rank equally with all other senior unsecured indebtedness of the particular issuer. Underlying debt securities that are subordinated obligations of the related issuers will rank junior to the senior indebtedness of the particular issuer and will not exceed, at the issue date of the certificates, 15% of the aggregate principal amount of all underlying debt securities held as assets of the trust. Each of the underlying debt securities will effectively rank junior to the secured obligations of the particular issuer (to the extent of the collateral securing those obligations) and to all obligations and preferred stock of that issuer's subsidiaries.


                            As of the issue date of the certificates, the following information will apply to the underlying debt securities that the individual related issuers have agreed to sell to the depositor:




---------------------------------------------------------------------------------------------------------------------------
                                                                             Make-      Non-U.S.
                                                    % of                    Whole       Company/
                                                  Aggregate               Redemption  Withholding
                                     Principal    Principal     Maturity    Option/   Redemption    Moody's    S&P    Fitch
Issuer    CUSIP    Rank    Coupon     Amount        Amount        Date       Price       Option     Rating   Rating  Rating
---------------------------------------------------------------------------------------------------------------------------

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

                            As of the issue date of the certificates, the following information will apply to the overall composition of the underlying debt securities that the individual related issuers have agreed to sell to the depositor:

                            Number of issuers:................. o
                            Aggregate principal amount:....... $o
                            Average principal amount:......... $o
                            Largest principal amount:......... $o
                            Weighted average interest rate..... o% per year


                            Notwithstanding the foregoing, in the event that the sale of underlying debt securities representing, in the aggregate, 10% or less of the aggregate principal amount of all underlying debt securities is not consummated as a result of the failure by the particular issuer or issuers to satisfy all of the conditions of its or their sale, the depositor will reduce the aggregate principal balance of the certificates offered by this prospectus in an amount corresponding to the aggregate principal amount of the underlying debt securities not sold to the depositor, provided that the ratings of the certificates are not lower than the ratings that would have applied to the certificates had each such sale been consummated, and allocations of certificates to investors will be reduced on a pro rata basis. After giving effect to the reduction in aggregate principal balance of certificates offered by this prospectus as a result of any such failure, the aggregate principal amount of the underlying debt securities of any issuer will not exceed, at the issue date of the certificates, 7.5% of the aggregate principal amount of all underlying debt securities. In the event that such ratings are lower or issuers of underlying debt securities representing, in the aggregate, more than 10% of the aggregate principal amount of all underlying debt securities fail to satisfy all of the conditions of the sale of their underlying debt securities to the depositor, the offering of certificates contemplated hereby shall terminate and any funds then held by BAS for investors will be promptly returned to such investors in full (without interest).

Removal of Underlying Debt
Securities................  If (a) the rating of the underlying debt securities of any single issuer is
                            downgraded below "BBB-" by Standard & Poor's Ratings Services, or "S&P," or "Baa3" by Moody's Investors Service, Inc., or "Moody's," or is withdrawn by either S&P or Moody's, each of which we refer to herein as a "downgrade event," (b) an issuer of underlying debt securities representing 10% or more of the aggregate principal amount of all underlying debt securities held as assets of the trust is, at any time, not filing periodic reports under the Exchange Act, in the case of a reporting company, or is not making its information publicly available, in the case of a GSE, and, in any such case, the obligations of that related issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation
                            S-X are met) or (2) assumed by an eligible issuer, which we refer to herein as a "non-filing event," or (c) an event of default has occurred with respect to any underlying debt securities, which we refer to herein as a "default event," then the trustee, within two business days following its receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a downgrade event or a non-filing event, will notify certificate holders of such event and, within twelve business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related underlying debt securities from the assets of the trust and, subject to the following sentence, will distribute them to the certificate holders on a pro rata basis. If, however, an individual certificate holder elects within three business days of its receipt of notice to sell its pro rata share of those underlying debt securities, the trustee will deliver those underlying debt securities to the administrative agent for sale.
                            The administrative agent will then use its reasonable efforts to sell each such certificate holder's pro rata share of those underlying debt securities and will deliver the proceeds received from each of those sales (less expenses payable to the administrative agent) to the trustee for distribution to the applicable certificate holders. In the event the administrative agent does not receive at least three bids to purchase those underlying debt securities, it will deliver such underlying debt securities to the trustee for distribution to the related certificate holders.
                            If the trustee cannot distribute underlying debt securities that are to be distributed to certificate holders because of the failure to satisfy the minimum authorized denomination requirements of those underlying debt securities, it will deliver those underlying debt securities to the administrative agent for sale on behalf of the related certificate holders. Upon sale, the administrative agent will promptly deliver the proceeds received from each of those sales
                            (without any deduction for expenses of the administrative agent) to the trustee for distribution to the related certificate holders.
                            In the event the administrative agent does not receive at least three bids to purchase those underlying debt securities for that sale, it will sell those underlying debt securities to the highest bidder of the bids received. For information on the sale procedures applicable to underlying debt securities, see "Description of the Certificates--Sale Procedures."

                            Each certificate holder's aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities that are being removed from the assets of the trust upon the occurrence of a downgrade event, a non-filing event or a default event, each of which we refer to herein as a "removal event."


Scheduled Interest
Distributions.............  On each business day on which the trustee receives scheduled payments of
                            interest on the underlying debt securities, which we refer to herein collectively as "interest distribution dates," each certificate holder will be entitled to receive, to the extent received by the trustee and after payment of required trust expenses and reserves, a pro rata share of those interest payments. Interest will be payable semiannually in arrears on the underlying debt securities on o and o of each year, beginning o, subject to the business day conventions of those underlying debt securities. The certificates will initially have a distribution rate, after payment of required trust expenses and reserves, of o% per year, except as otherwise contemplated herein.

Scheduled Principal
Distributions.............  Upon the stated maturity of the
                            underlying debt securities on o, which
                            we refer to herein as the "final scheduled distribution date," unless redeemed at the option of the related issuer prior to that date in accordance with their terms or removed from the assets of the trust upon the occurrence of a removal event, each certificate holder will be entitled to receive a pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities.

                            Each certificate holder's aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities paid at their maturity on the final scheduled distribution date, exclusive of any premium.


Special Distributions.....  If the trustee receives a payment with respect to any underlying debt securities (a) after the date on which that payment was due or
                            (b) as a result of the optional redemption of those underlying debt securities in whole or in part by the related issuer prior to their stated maturity on o, the trustee will make a special pro rata distribution of that payment to the certificate holders on the business day following receipt of such payment, which we refer to herein as a "special distribution date." If the applicable payment relates to overdue principal, in the case of clause (a), or in any circumstance specified in clause (b), each certificate holder's aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities paid after the final scheduled distribution date or upon redemption (exclusive of any premium), as the case may be.

Record Dates..............  Distributions on the certificates on an interest distribution date other than the final scheduled distribution date will be made to holders as of the "record date" for that interest distribution date, which will be the 15th calendar day (whether or not a business day) immediately preceding that interest distribution date, while distributions on the certificates on a special distribution date resulting from the failure of the related issuer of any underlying debt securities to make a required payment on their due date will be made to holders as of the "record date" for that special distribution date, which will be the calendar day (whether or not a business day) immediately preceding that special distribution date. Distributions on the certificates on the final scheduled distribution date, on a special distribution date resulting from the optional redemption of underlying debt securities or upon a removal event will be made against presentation and surrender of those certificates.

Trust Expenses............  On each interest distribution date, the trustee will designate as trust expenses an amount equal to the product of (i) the aggregate principal balance of the outstanding certificates on the business day immediately preceding that interest distribution date and (ii) o%, which we refer to herein as the "available expense amount." In the event that actual trust expenses for the distribution period applicable to that interest distribution date are less than the available expense amount for that distribution period, the balance will be deposited in a segregated interest-bearing reserve account, which we refer to herein as the "expense reserve account," and applied to the payment of actual trust expenses in future distribution periods. In the event that actual trust expenses for the distribution period applicable to that interest distribution date exceed the available expense amount for that distribution period, the trustee will apply funds on deposit in the expense reserve account, if any, to the payment of those excess actual trust expenses. In the event that actual trust expenses for that distribution period exceed all funds on deposit in the expense reserve account, then the depositor shall be obligated to satisfy those expenses up to an amount not to exceed $o for that distribution period. These amounts paid by the depositor will be reimbursed by Bank of America Corporation. In the event that actual trust expenses for that distribution period remain unpaid after applying the procedures described above, those expenses will be payable by certificate holders on a pro rata basis in the form of deductions from each certificate holder's allocable share of interest collections received by the trustee on the applicable interest distribution date. In the event that all actual trust expenses upon the final distribution to certificate holders of all amounts due on the underlying debt securities are paid in full, all funds on deposit in the expense reserve account will be distributed to certificate holders on a pro rata basis.

Form and Denomination.....  The certificates will be represented by global certificates deposited with the trustee as custodian for The Depository Trust Company, or "DTC," and registered in the name of Cede & Co. or another nominee designated by DTC. The certificates will be issued and delivered in book-entry only form through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and Clearstream Banking, societe anonyme, or "Clearstream Luxembourg," except in limited circumstances described herein under "Description of the Certificates --Definitive Certificates."

                            The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in denominations of $1,000.

Listing...................  Application has been made to list the certificates on the Luxembourg Stock
                            Exchange.  No assurance can be given
                            that such listing will be granted.

Absence of Market for the
Certificates..............  The certificates will be a new issue of securities for which currently there is
                            no market.  Although application has
                            been made to list the certificates on
                            the Luxembourg Stock Exchange, there can be no assurance that this listing will be granted. In addition, there can be no assurance that any trading market for the certificates will develop or be liquid or maintained. Although BAS and JPMorgan have indicated that they intend to make a market in the certificates in a manner permitted under applicable securities laws, neither BAS nor JPMorgan is obligated to do so, and any such market-making activity may be discontinued at any time without notice to the holders of the certificates.

Plan of Distribution......  The certificates are being offered with the assistance of BAS and JPMorgan, as agents of the depositor. The offering period for the certificates will terminate on o, 2002. The depositor reserves the right to withdraw, cancel or modify the offering of the certificates without notice and may accept or reject offers to purchase certificates, in whole or in part, in its sole discretion. Upon the depositor's acceptance of any offer, investors will be required to deliver the payment price in immediately available funds to BAS on or prior to o, 2002. Those funds will be deposited in a segregated bank account by BAS and held by BAS on behalf of those particular investors until transmitted to the depositor at closing or promptly returned to investors (without interest) in full if the offering is not consummated or in part if the offering is consummated at a reduced aggregate principal balance of certificates.


Material U.S. Federal
Income Tax Consequences.... In the opinion of Sidley Austin Brown & Wood LLP, tax counsel to the trust, the trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

ERISA Considerations......  An investor in the certificates that is an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account, should consult its advisors concerning the ability of such plan to purchase certificates under ERISA or the Internal Revenue Code of 1986, as amended.


Ratings...................  Upon issuance, the certificates are expected to be rated "o" by Moody's, "o" by S&P and "o" by Fitch Ratings, or "Fitch." A rating of the certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. See "Ratings."


Risk Factors..............  See "Risk Factors" for a discussion of the factors you should carefully
                            consider prior to making a decision to
                            invest in the certificates.


This prospectus provides only selected summary information with respect to the underlying debt securities of the related issuers. More detailed information relating to the underlying debt securities and the related issuers will be included or incorporated by reference in the prospectuses relating to the offering and sale of the underlying debt securities of each related issuer, copies of which BAS and JPMorgan, in their capacity as agents of each such issuer, have agreed to deliver directly to purchasers upon the depositor's acceptance of their offers to purchase certificates. However, the information included or incorporated by reference in those prospectuses or other offering documents is not, and shall not be deemed to be, a part of this prospectus in any respect.

                                  RISK FACTORS

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying debt securities will affect the value of your investment in the certificates and you will not receive full distributions on the certificates if any of the related issuers fails to make any required payment on the underlying debt securities.

      Your certificates will represent an undivided beneficial interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The trust will not have any assets other than the underlying debt securities of the related issuers and no other assets will be available to make payments or distributions with respect to your certificates. Furthermore, the payments made by the related issuers on the underlying debt securities will be the only source of payment for your certificates. These issuers are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate the obligations under their underlying debt securities. Financial difficulties experienced by an issuer, whether resulting from adverse business conditions, such as economic factors and increased market competition, or otherwise, could also cause delays in payment, partial payment or nonpayment of its underlying debt securities. These laws or financial difficulties could have a similar adverse impact on distributions with respect to your certificates and on the value of your certificates. If any issuer fails to make a required payment on its underlying debt securities, no entity will be obligated to make the related payment or distribution with respect to your certificates and, therefore, you will not receive full distributions on your certificates.

An investment in the certificates will subject you to the risks of an investment in fixed rate, investment grade corporate debt obligations.

      An investment in the certificates should be made with an understanding of the risks that an investment in securities representing beneficial interests in fixed rate, investment grade corporate debt obligations may entail, including the risk that the market value of the certificates will decline with increases in interest rates. Although in recent years interest rates have been relatively stable, the high inflation of prior years, together with the fiscal measures adopted in response to such inflation, have resulted in wide fluctuations in interest rates and thus in the value of fixed rate debt obligations generally. Generally, bonds with longer maturities will fluctuate in value more than bonds with shorter maturities. A slowdown in the economy, such as the one currently being experienced in the United States and in other parts of the world, or a development adversely affecting an issuer's creditworthiness, may result in such issuer being unable to generate earnings or sell assets at the rate and at the prices, respectively, that are required to produce sufficient cash flow to meet its debt service requirements and, accordingly, such issuer may not be able to meet its obligations to pay principal and interest in respect of its underlying debt securities, thereby adversely impacting distributions with respect to your certificates and the value of your certificates. You are urged to review carefully any risk factors included or incorporated by reference in the prospectuses or other offering documents of the related issuers of the underlying debt securities.

The underlying debt securities will not contain significant restrictive covenants on the related issuers.

      Since the assets of the trust will be investment grade debt securities, the underlying debt securities will not contain significant restrictive covenants on their issuers. As a result, the certificate holders generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to certificate holders.

Each underlying debt security will be an unsecured obligation of the related issuer and will effectively rank junior to the particular issuer's secured obligations and to all of the obligations and preferred stock of that issuer's subsidiaries, and underlying debt securities that are subordinated obligations of the related issuers will rank junior to the senior indebtedness of the particular issuer.

      Each of the underlying debt securities will be an unsecured obligation of the related issuer. Underlying debt securities that are senior unsecured obligations of the related issuers will rank equally with all other senior unsecured indebtedness of the particular issuer, while underlying debt securities that are subordinated obligations of the related issuers will be junior to the senior indebtedness of the particular issuer. At the issue date of the certificates, subordinated underlying debt securities will not exceed 15% of the aggregate principal amount of underlying debt securities held as assets of the trust. In a liquidation or bankruptcy proceeding of the related issuer of any underlying debt securities, the trust will receive payments, if any, only after all of that related issuer's secured obligations (to the extent of the collateral securing those obligations) have been paid and, in the case of any underlying debt securities that are subordinated obligations of the related issuers, only after the particular issuer's senior indebtedness has been paid. Furthermore, payments in respect of underlying debt securities that are subordinated obligations of the related issuers generally may not be made if a default exists in respect of the senior indebtedness of the particular issuer or, upon acceleration of such underlying debt securities, any senior indebtedness has not been repaid in full. Underlying debt securities that are subordinated obligations of the related issuers generally only provide for acceleration rights upon the liquidation or bankruptcy of the particular issuer and, in the case of GSEs, there are generally no acceleration rights at all. In a liquidation or bankruptcy proceeding of a related issuer's subsidiary, the trust will receive payments, if any, only after all of that subsidiary's obligations, whether secured or unsecured, and preferred stock have been paid. This is especially significant in the case of issuers of underlying debt securities that are holding companies or companies with significant assets or operations at the subsidiary level. With respect to underlying debt securities that are issued by a U.S. bank holding company, a substantial portion of its operations are conducted by its subsidiaries. Therefore, the ability of the related issuer to make periodic payments on its underlying debt securities is dependent upon receiving sufficient cash dividends or borrowings from its subsidiaries. These transactions may be subject to regulatory approval and may not be permitted or sufficient to enable the related issuer to make periodic payments on its underlying debt securities.

A removal event will result in either the distribution of underlying debt securities to certificate holders or, upon election by each individual certificate holder, the sale of underlying debt securities and the distribution of the net proceeds from that sale to the electing certificate holders, on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the certificates.


     If (a) the rating of the underlying debt securities of any single issuer is downgraded below "BBB-" by S&P or "Baa3" by Moody's, or is withdrawn by either S&P or Moody's, (b) an issuer of underlying debt securities representing 10% or more of the aggregate principal amount of all underlying debt securities held as assets of the trust is, at any time, not filing periodic reports under the Exchange Act, in the case of a reporting company, or is not making its information publicly available, in the case of a GSE, and the obligations of such related issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are met) or (2) assumed by an eligible issuer or (c) an event of default has occurred with respect to any underlying debt securities, then the trustee, within two business days following its receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a downgrade event or a non-filing event, will notify certificate holders of such removal event and, within twelve business days following its receipt of such written notice or its actual knowledge of a payment default, will remove such underlying debt securities from the assets of the trust and, subject to the next sentence, will distribute them to the certificate holders on a pro rata basis. If, however, an individual certificate holder elects within three business days of its receipt of notice to sell its pro rata share of those underlying debt securities, the trustee will deliver those underlying debt securities to the administrative agent for sale. The administrative agent will then use its reasonable efforts to sell each such certificate holder's pro rata share of those underlying debt securities and will deliver the proceeds received from each of those sales (less expenses payable to the administrative agent) to the trustee for distribution to the applicable certificate holders. The value of the underlying debt securities so distributed or the sale proceeds so received may be less than the corresponding pro rata reduction in each certificate holder's aggregate principal balance, especially in light of the circumstances causing that distribution or sale, which may result in a loss on your investment in the certificates. The liquidity of the underlying debt securities so distributed may also be limited. In addition, any sale of underlying debt securities upon the occurrence of a removal event would adversely affect a certificate holder if prevailing interest rates have declined and reinvestment of the sale proceeds at or above the then applicable weighted average distribution rate on the certificates is not possible.


A sale of your pro rata share of underlying securities following a removal event may have adverse tax consequences.

      If you or the administrative agent acting on your behalf sells your pro rata share of any underlying debt securities that are removed from the assets of the trust following the occurrence of a removal event, a taxable event for U.S. federal income tax purposes will result and any gain or loss on that sale will be recognized. Please see "Material U.S. Federal Income Tax Consequences" for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the certificates.

A ratings downgrade or withdrawal is likely to reduce the market value of the certificates.

      Upon issuance, the certificates are expected to be rated "o" by Moody's, "o" by S&P and "o" by Fitch. A rating of the certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the certificates or their suitability for a particular investor. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying debt securities) so warrant. A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of the certificates, which effect could be material.

The trust will not actively manage the underlying debt securities to avoid adverse events.


      The trust will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, that may affect the value of the underlying debt securities of any related issuer, except by the trustee as required upon the occurrence of a removal event. For information that may adversely affect the value of the underlying debt securities of any related issuer, you are urged to review the prospectus or other offering document (including the information incorporated by reference therein) that BAS and JPMorgan have agreed with each such issuer to deliver directly to purchasers of certificates. See also "Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying debt securities will affect the value of your investment in the certificates and you will not receive full distributions on the certificates if any of the related issuers fails to make any required payment on the underlying debt securities" above.


You have limited voting rights.

      The trust agreement governing the terms of your certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. In addition, the trust agreement may be amended in a way that materially and adversely affects your certificates if holders of a majority of the aggregate principal balance of the outstanding certificates consent to such amendment. See "Description of the Trust Agreement--Amendment." Similarly, the holders of a majority of the aggregate principal balance of the outstanding certificates may direct the trustee to take certain actions with respect to the underlying debt securities without your consent. However, certificate holders may not vote to declare or waive an event of default with respect to any underlying debt securities. See "Description of the Trust Agreement--Voting of Underlying Debt Securities."

Underlying debt securities of non-U.S. issuers involve special risks not present in U.S. investments.

      Underlying debt securities of non-U.S. issuers involve special risks not present in U.S. investments. These risks include future political (including diplomatic), social and economic developments and instability, detrimental governmental actions or restrictions (including expropriation of assets, burdensome or confiscatory taxation, nationalization of companies or industries, protectionist or retaliatory trade measures and the establishment of capital or exchange controls) and the lack of sufficient legal remedies in the related non-U.S. jurisdiction. These risks could impact a non-U.S. issuer's payment on its underlying debt securities, which would have a corresponding adverse impact on distributions with respect to your certificates and on the value of your certificates. In addition, non-U.S. issuers are not necessarily subject to uniform accounting, auditing and financial reporting standards, practices and requirements applicable to U.S. issuers.

You may not be able to effect service of process upon non-U.S. companies in the United States or to enforce judgments predicated upon U.S. federal or state securities laws.

      As indicated under "Description of the Underlying Debt Securities--Composition," certain of the issuers of underlying debt securities are not domiciled in the United States. Accordingly, all or substantially all of the directors and executive officers of those issuers, as well as certain of their experts, reside outside the United States. Furthermore, all or substantially all of the assets of those issuers and those non-resident persons are located outside the United States. As a result, service of process upon those issuers and non-resident persons may be difficult or impossible and judgments obtained against them in U.S. courts predicated upon the civil liability provisions of U.S. federal or state securities laws may not be enforceable in the courts of the non-U.S. jurisdiction.

You may face foreign exchange risks by investing in the certificates.

      The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. If you measure your investment returns by reference to a currency other than U.S. dollars, an investment in the certificates may entail currency exchange-related risks due to, among other factors, possible significant changes in the value of the U.S. dollar to the currency by reference to which you measure the return on your investment because of economic, political or other factors over which neither the trust nor any issuer of underlying debt securities has any control. Depreciation of the U.S. dollar against the currency by reference to which you measure the return on your investments would cause a decrease in the effective yield of the certificates and could result in a loss to you when the return on the certificates is translated into the currency by reference to which you measure the return on your investment. There may be tax consequences for you as a result of any currency exchange gains resulting from an investment in the certificates.

GSEs are not required to make their information publicly available.


      GSEs are not subject to the periodic informational reporting requirements of the Exchange Act. Currently, each issuer of underlying debt securities that is a GSE publishes periodic information statements publicly. However, GSEs are not required to publish such statements and may discontinue doing so, in their sole discretion, at any time. Furthermore, there are no required disclosure standards for such statements. If the underlying debt securities of a GSE represent 10% or more of the aggregate principal amount of the assets of the trust at a time when such GSE is not making its information publicly available, then those underlying debt securities will be subject to a non-filing event and, upon automatic removal from the assets of the trust, will be distributed to investors who do not make an election for their sale. If the percentage is less than 10% at that time, those underlying debt securities will remain as assets of the trust without the requirement for such GSE to provide any periodic information to investors for portfolio surveillance.


There is no existing market for the certificates. Application has been made to list the certificates on the Luxembourg Stock Exchange. However, no assurance can be given that any such listing will be granted.

      There is no existing market for the certificates and there can be no assurance as to:

      // the development, liquidity or maintenance of any trading market for the certificates;

      // the ability of the holders to sell the certificates at the desired time or at all; or

      // the price, if any, at which holders of the certificates will be able to sell their certificates.

      In addition, application has been made to list the certificates on the Luxembourg Stock Exchange. However, no assurance can be given that any such listing will be granted.


      Future trading prices of the certificates will depend on many factors, including, among others, prevailing interest rates, the business, prospects, financial condition and results of operations of the related issuers of the underlying debt securities and the market for similar securities. BAS and JPMorgan have indicated that they intend to make a market in the certificates. However, they are not obligated to do so, and any such market-making activity may be discontinued at any time without notice to the holders of the certificates. In addition, such market making activity will be subject to the limits of applicable securities laws, including the Securities Act.


                                 THE DEPOSITOR

      Core Bond Products LLC has been formed as a limited liability company under the laws of the State of Delaware and is a wholly-owned limited purpose subsidiary of NationsBanc Montgomery Holdings Corporation, which is a wholly-owned subsidiary of Bank of America Corporation and an affiliate of BAS. The depositor will not engage in any business or activities other than creating the trust for the purpose of issuing and selling the certificates, acquiring, owning, holding and transferring assets (including the underlying debt securities) in connection with the creation of the trust and engaging in related activities. The depositor does not possess any assets and is not expected to acquire any assets other than the underlying debt securities to be transferred to the trust.

      The principal executive office of the depositor is located at Bank of America Corporate Center, Charlotte, North Carolina 28255 (Telephone: (888) 279-3457).


                            FORMATION OF THE TRUST

      The trust will be a New York common law trust formed on the issue date of the certificates pursuant to a trust agreement, to be dated as of o, among the depositor, the trustee and the administrative agent. On the issue date of the certificates, the depositor will deposit the underlying debt securities of the related issuers in the trust. The trustee, on behalf of the trust, will accept the deposit of the underlying debt securities and will deliver the certificates in accordance with the instructions of the depositor. The trustee will establish a separate account to hold payments on the underlying debt securities and any other funds or other property of the trust. The trustee will be entitled to a fee for its services.

      The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets available therefor. If any issuer fails to make any required payment on its underlying debt securities, no entity will have any obligation to make the related payment or distribution with respect to the certificates.


                                USE OF PROCEEDS


      The proceeds from the sale of the certificates are expected to be $o. All of such proceeds will be used to purchase the underlying debt securities of the issuers referred to in this prospectus without deduction for any commissions or expenses. No commissions will be payable to BAS or JPMorgan in connection with sales of the certificates. However, expenses of the offering will be paid by BAS and JPMorgan.



                 DESCRIPTION OF THE UNDERLYING DEBT SECURITIES

General


      This prospectus sets forth limited information with respect to the underlying debt securities of the related issuers since it relates only to the certificates offered hereby. Relevant information is included or incorporated by reference in the prospectuses or other offering documents of the related issuers relating to the offering and sale of their underlying debt securities. BAS and JPMorgan, in their capacity as agents of each such issuer, have agreed to deliver these prospectuses and other offering documents directly to purchasers upon the depositor's acceptance of their offers to purchase certificates, although the information included or incorporated by reference therein is not a part of this prospectus in any respect.


      The trust will not have any assets other than the underlying debt securities from which to make distributions on the certificates. Consequently, the ability of certificate holders to receive distributions with respect to the certificates will depend entirely on the trust's receipt of payments on the underlying debt securities from the related issuers. Prospective purchasers of the certificates should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying debt securities, and their respective abilities to make payments with respect to their underlying debt securities.

Composition

      The principal amount of underlying debt securities of any single issuer will not exceed, at the issue date of the certificates, 7.5% of the aggregate principal amount of all underlying debt securities held as assets of the trust.

      As of the issue date of the certificates, the following information will apply to the underlying debt securities that the individual related issuers have agreed to sell to the depositor:


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                                                                                   Non-U.S.
                                               % of                               Company/
                                             Aggregate             Make-Whole    Withholding
                                 Principal   Principal  Maturity   Redemption    Redemption   Moody's    S&P    Fitch
Issuer   CUSIP   Rank   Coupon    Amount      Amount      Date     Option/Price    Option     Rating    Rating  Rating
-----------------------------------------------------------------------------------------------------------------------

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


      As of the issue date of the certificates, the following information will apply to the overall composition of the underlying debt securities that the individual related issuers have agreed to sell to the depositor:

Number of issuers:...............  o
Aggregate principal amount:......  $o
Average principal amount:........  $o
Largest principal amount:........  $o
Weighted average interest rate:..  o% per year


     Notwithstanding the foregoing, in the event that the sale of underlying debt securities representing, in the aggregate, 10% or less of the aggregate principal amount of all underlying debt securities is not consummated as a result of the failure by the particular issuer or issuers to satisfy all of the conditions of its or their sale, the depositor will reduce the aggregate principal balance of the certificates offered by this prospectus in an amount corresponding to the aggregate principal amount of the underlying debt securities not sold to the depositor, provided that the ratings of the certificates are not lower than the ratings that would have applied to the certificates had each such sale been consummated, and allocations of certificates to investors will be reduced on a pro rata basis. After giving effect to the reduction in aggregate principal balance of certificates offered by this prospectus as a result of any such failure, the aggregate principal amount of the debt securities of any underlying issuer will not exceed, at the issue date of the certificates, 7.5% of the aggregate principal amount of all underlying debt securities. In the event that such ratings are lower or issuers of underlying debt securities representing, in the aggregate, more than 10% of the aggregate principal amount of all underlying debt securities fail to satisfy all of the conditions of the sale of their underlying debt securities to the depositor, the offering of certificates contemplated hereby shall terminate and any funds then held by BAS for investors will be promptly returned to such investors in full (without interest).

Terms

     Interest on each of the underlying debt securities will accrue at a fixed rate per year (calculated on the basis of a 360-day year of twelve 30-day months) and will be payable semiannually in arrears on each o, and o of each year, beginning o, subject to the business day conventions for those underlying debt securities. See "Description of the Certificates--Collections and Distributions". Each of the underlying debt securities will mature on o. However, substantially all the related issuers of the underlying debt securities will have the right to redeem the related underlying debt securities in whole or in part at any time prior to their stated maturity at the redemption price applicable to those underlying debt securities. Except for limited circumstances in which underlying debt securities of non-U.S. companies may be redeemed in whole at par upon the occurrence of certain tax withholding events, all redemption prices for underlying debt securities that are subject to redemption prior to maturity at the option of the related issuers will include a customary make-whole premium.


      Each of the underlying debt securities will be an unsecured obligation of the related issuer. As indicated above, substantially all of the underlying debt securities will be senior obligations of the related issuers and will rank equally with all other senior unsecured indebtedness of the particular issuer. Underlying debt securities that are subordinated obligations of the related issuers will rank junior to the senior indebtedness of the particular issuer and will not exceed, at the issue date of the certificates, 15% of the aggregate principal amount of all underlying debt securities held as assets of the trust. Each of the underlying debt securities will effectively rank junior to the secured obligations of the particular issuer (to the extent of the collateral securing those obligations) and to all obligations and preferred stock of that issuer's subsidiaries. Payments in respect of underlying debt securities that are subordinated obligations of the related issuers generally may not be accelerated if a default exists in respect of the senior indebtedness of the particular issuer. See "Risk Factors--Each underlying debt security will be an unsecured obligation of the related issuer and will effectively rank junior to the particular issuer's secured obligations and to all of the obligations and preferred stock of that issuer's subsidiaries, and underlying debt securities that are subordinated obligations of the related issuers will rank junior to the senior indebtedness of the particular issuer."

      Investment grade debt securities such as the underlying debt securities generally do not contain significant restrictive covenants on their issuers. As a result, holders of the underlying debt securities and therefore certificate holders generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to the interests of holders of their underlying debt securities and therefore certificate holders.

      Depending on the terms of the underlying debt securities issued by the related issuer, one or more of the following events will constitute events of default for those underlying debt securities:

      // failure to pay principal of or premium, if any, on the related underlying debt securities when due;

      // failure to pay any installment of interest on the related underlying debt securities when due, continued beyond the applicable grace period;

      // failure to perform any other covenant of the related issuer of the related underlying debt securities in the related indenture, continued for a certain number of days after written notice; and

      //   certain events of bankruptcy, insolvency or reorganization;

provided, however, that the first three bullet points generally will not be applicable to underlying debt securities that are subordinated obligations of the related issuers. The accompanying prospectuses or other offering documents for the underlying debt securities will specify the actual events of default that are applicable to those underlying debt securities.

     Upon the occurrence of an event of default relating to the underlying debt securities of the related issuer, the trustee or the fiscal agent, if any, for those underlying debt securities will be required to provide written notice thereof to their holders. In addition, other than in the case of GSEs, the trustee, if any, or the holders of at least 25% of the principal amount of the outstanding debt securities generally will have the right to declare the principal of those debt securities to be immediately due and payable, subject to the issuer's right to cure. For certain limitations on acceleration rights, see "Risk Factors--Each underlying debt security will be an unsecured obligation of the related issuer and will effectively rank junior to the particular issuer's secured obligations and to all of the obligations and preferred stock of that issuer's subsidiaries, and underlying debt securities that are subordinated obligations of the related issuers will rank junior to the senior indebtedness of the particular issuer." However, under no circumstances may the trustee for the certificate holders or the certificate holders themselves declare an event of default with respect to any underlying debt securities held as assets of the trust, i.e., underlying debt securities that have not been removed from the assets of the trust upon the occurrence of a removal event. Indentures also frequently provide that, upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of not less than a specified percentage of the principal amount of the outstanding debt securities, the trustee must, take such action as it may deem appropriate to protect and enforce the rights of the holders of those debt securities. Trustees are often entitled to be indemnified by the security holders prior to proceeding to exercise any right or power under an indenture at the request of those holders. An indenture is also likely to limit a debt security holder's right to institute legal proceedings to pursue any remedy, other than to enforce payment, unless certain conditions are satisfied.

      The indentures with respect to the underlying debt securities, as well as the governing documentation relating to underlying debt securities of any GSE, may include some, all or none of the foregoing provisions or variations of these provisions. The accompanying prospectuses or other offering documents for the underlying debt securities will summarize these provisions.

Available Information


      Each related issuer or guarantor of underlying debt securities that is a reporting company is subject to the periodic informational reporting requirements of the Exchange Act and, accordingly, files annual, interim and current reports and other information with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. GSEs are not subject to the periodic informational reporting requirements of the Exchange Act but generally publish periodic information statements publicly, although they are not required to do so and may discontinue doing so at any time. You are urged to read all reports, statements and other information filed or otherwise made available by such related issuers. Reports, statements and other information filed with the SEC will be available (a) over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, and (b) at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. In addition, all reports, statements and other information filed as described above or otherwise publicly made available by the related issuers of underlying debt securities then held by the trust will be made available, upon request (free of charge), at the offices of o, our Luxembourg paying agent, during usual business hours.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to a trust agreement among the depositor, the trustee and the administrative agent. See "Description of the Trust Agreement." The certificates will represent in the aggregate all of the beneficial ownership interests in the assets of the trust, which will consist of
(a) the underlying debt securities and (b) all payments on or collections with respect to the underlying debt securities. See "--Removal of Underlying Debt Securities" and "--Optional Redemption of Underlying Debt Securities" for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the trust or be redeemed at the option of the related issuers, respectively. The assets of the trust will be held by or on behalf of the trustee for the benefit of the holders of the certificates.


      The certificates will not represent an obligation of the depositor, the trustee or any other entity.


      The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in denominations of $1,000.

Nature of the Certificates

      The depositor will arrange for the issuance of the certificates by the trust and will sell the underlying debt securities to the trust in exchange for the proceeds of the issuance of the certificates. The certificates are "pass-through" securities that represent undivided beneficial ownership interests in the assets of the trust. All payments on the underlying debt securities received by the trust, after payment of required trust expenses and reserves, will be "passed through" to certificate holders.

      The certificates will entitle their holders to receive distributions from payments by the related issuers on the underlying debt securities held by the trust, but only to the extent of such payments if and when made. If any issuer fails to make any required payment on its underlying debt securities then held by the trust, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the certificates. All of the certificates will share in payments and losses on the underlying debt securities on a pro rata basis. As used herein with respect to the certificates, the term "pro rata basis," or similar terms, is determined by reference to the respective principal balances of the certificates held by holders.

      Because the certificates will represent beneficial ownership interests in the assets of the trust, and will not be debt instruments that are obligations of the depositor, the trustee or any other entity, they technically will not have a principal amount that must be repaid or bear any interest. However, because the distributions on the certificates primarily will represent distributions of principal of and premium, if any, and interest on trust assets that are debt instruments, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as "principal" and to distributions that represent the yield on an investment as "interest," in accordance with customary market practice.


      The depositor, BAS, JPMorgan or an affiliate of the depositor, BAS or JPMorgan may purchase certificates at any time and at any price in the open market or otherwise.


Collections and Distributions

      On each interest distribution date, which is expected to be o and o of each year, beginning o, subject to the business day conventions for the underlying debt securities, each certificate holder will be entitled to receive, to the extent received by the trustee and after payment of required trust expenses and reserves, a pro rata share of interest payments on the underlying debt securities from the related issuers. If a date on which the trustee receives funds with respect to the underlying debt securities is not a business day, distributions on the certificates will be made on the next succeeding business day without any additional payment. In the context of the certificates, the term "business day" means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York.


     The certificates will initially have a distribution rate, after payment of required trust expenses and reserves, of o% per year. Each of the underlying debt securities will mature on, and, correspondingly, the payment of 100% of the aggregate principal balances of the outstanding certificates is scheduled to occur on, o, subject to the rights of substantially all of the issuers of underlying debt securities to redeem their underlying debt securities in whole or in part at any time prior to their stated maturity at the redemption price applicable to those underlying debt securities. Upon (a) the stated maturity or earlier redemption of any underlying debt securities or
(b) the occurrence of a removal event resulting in the sale of any underlying debt securities upon the request of one or more certificate holders, each applicable certificate holder will be entitled to receive a pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities, in the case of clause (a), or any proceeds received upon the sale of those underlying debt securities, in the case of clause (b). Upon the occurrence of a removal event resulting in the distribution of any underlying debt securities to one or more certificate holders, each applicable certificate holder will be entitled to receive a pro rata share of those underlying debt securities.


      Except as otherwise provided in this prospectus, collections on the underlying debt securities that are received by the trustee will be deposited from time to time into a segregated account maintained or controlled by the trustee for the benefit of the holders of the certificates. On each interest distribution date and the final scheduled distribution date, the trustee will apply those collections in the following order of priority, solely to the extent of Available Funds (as defined below) on such distribution date:

      The interest portion of Available Funds will be paid:

           (a) first, to the trustee, for trust expenses in an aggregate amount not to exceed the available expense amount for the distribution period applicable to that interest distribution date;

           (b) second, (1) to the extent the available expense amount for that distribution period exceeds the actual trust expenses for that distribution period, to the expense reserve account in the amount of such excess and (2) to the extent actual trust expenses exceed (x) the available expense amount for that distribution period, (y) any amounts available in the expense reserve account and (z) $o, to the trustee in an amount not to exceed all remaining unpaid trust expenses for that distribution period; and

           (c) third, to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates.

Periodic expenses of the trust will be paid in the manner described under "Description of the Trust Agreement--The Trustee."

      The principal portion of Available Funds will be paid to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates, thereby reducing each certificate holder's aggregate principal balance by an amount equal to the pro rata share of the principal amount of the underlying debt securities paid at their maturity on the final scheduled distribution date, exclusive of any premium.

      "Available Funds" for any interest distribution date or the final scheduled distribution date means the sum of all amounts received by the trustee on or with respect to the underlying debt securities from but excluding the previous interest distribution date (or, if none, the issue date of the certificates) to and including that interest distribution date or the final scheduled distribution date, as the case may be, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as described in the immediately succeeding paragraph.

      If the trustee receives a payment on any underlying debt securities (a) after the date on which that payment was due or (b) as a result of the optional redemption of those underlying debt securities by the related issuer prior to their stated maturity on o, then the trustee will make a special pro rata distribution of that payment on the business day following receipt of that payment. No additional amounts will accrue on the certificates or be owed to certificate holders as a result of any delay in payment referred to in clause
(a) above; provided, however, that any additional interest owed and paid by the related issuer of those underlying debt securities to the trustee as a result of a delay shall be distributed to the certificate holders on a pro rata basis. See "--Optional Redemption of Underlying Debt Securities."


     Distributions on the certificates on each interest distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities to make a required payment on their due date will be made to each certificate holder as of the record date preceding such interest distribution date or special distribution date, as the case may be, by check mailed to each such certificate holder at its address of record. Principal, premium, interest and other distributions on the certificates on the final scheduled distribution date, on any special distribution date resulting from the optional redemption of underlying debt securities or upon a removal event will be made in immediately available funds against presentation and surrender of those certificates. Notwithstanding the foregoing, distributions on certificates represented by a global certificate will be made to DTC or its nominee, as holder of such global certificate, as described below under "--Book-Entry Issuance."



      All amounts received by the trustee on or with respect to the underlying debt securities that are not able to be distributed to certificate holders on the date of receipt shall be invested by the trustee in eligible investments (as defined below). Income on eligible investments will constitute property of the trust and will be included in Available Funds. As used in this section, "eligible investments" means investments which are consistent with the trust's status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the certificates. As specified in the trust agreement, eligible investments may include, among other investments, U.S. government and agency obligations, repurchase agreements, demand and time deposits and commercial paper. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the next distribution date.

Removal of Underlying Debt Securities


      If (a) the rating of the underlying debt securities of any single issuer is downgraded below "BBB-" by S&P or "Baa3" by Moody's or is withdrawn by either S&P or Moody's, (b) an issuer of underlying debt securities representing 10% or more of the aggregate principal amount of all underlying debt securities held as assets of the trust is, at any time, not filing periodic reports with the SEC under the Exchange Act, in the case of a reporting company, or is not making its information publicly available, in the case of a GSE, and, in any such case, the obligations of that issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are met) or (2) assumed by an eligible issuer or (c) an event of default has occurred with respect to any underlying debt securities, then the trustee, within two business days following the receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a downgrade event or nonfiling event, will deliver to the holders of the certificates notice of that removal event and, within twelve business days following its receipt of such written notice or its actual knowledge of a payment default, will remove such underlying debt securities from the assets of the trust and, subject to the next paragraph, will distribute such underlying debt securities to the holders of the certificates on a pro rata basis.

     If, following a removal event, an individual certificate holder notifies the trustee in writing within three business days of its receipt of notice that it elects to sell its pro rata share of any underlying debt securities to be distributed, then the trustee shall deliver those underlying debt securities to BAS, as administrative agent. The administrative agent shall use its reasonable efforts to sell each such certificate holder's pro rata share of the related underlying debt securities and deliver the proceeds received in connection with those sales (less expenses payable to the administrative agent specified below under "--Sale Procedures") to the trustee for distribution to the applicable certificate holders. If the trustee cannot distribute underlying debt securities that are to be distributed to certificate holders because of the failure to satisfy the minimum authorized denomination requirements of those underlying debt securities, the trustee will deliver those underlying debt securities to the administrative agent for sale on behalf of the related certificate holders. Upon sale, the administrative agent will promptly deliver the proceeds received from each of those sales (without any deduction for expenses of the administrative agent) to the trustee for distribution to the applicable certificate holders.

     A certificate holder's election to sell its pro rata share of underlying debt securities subject to a removal event shall be irrevocable. Any sale of underlying debt securities upon the occurrence of a removal event will be made in accordance with the procedures described below under "--Sale Procedures."

      Upon the occurrence of any removal event, each certificate holder's aggregate principal balance will be reduced by an amount equal to the pro rata share of the principal amount of the underlying debt securities so removed from the assets of the trust. In the event that underlying debt securities are distributed to certificate holders upon the occurrence of a removal event, those certificate holders will be the registered holders of underlying debt securities distributed in definitive form and beneficial owners of underlying debt securities distributed in book-entry form. The rights related to beneficial owners of underlying debt securities, which in the case of all underlying issuers other than GSEs, will be determined by reference to the book-entry system of DTC and, in the case of GSEs, will be determined by reference to the book-entry system of the U.S. Federal Reserve Banks, will be specified in the prospectus or other offering document for those underlying debt securities.

Sale Procedures

     In connection with any sale of any underlying debt securities following a removal event, BAS, as administrative agent, will use its reasonable efforts to sell those underlying debt securities to the highest of not less than three solicited bidders (which bidders may include BAS); provided, however, that neither the administrative agent nor any of its affiliates is obligated to bid for those underlying debt securities; provided, further, that BAS will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $100 million that are not affiliates of the administrative agent; and provided, further, that in the event BAS receives less than three such bids, (i) if such sales are as a result of a certificate holder's election to sell its pro rata share of underlying debt securities following a removal event, it will deliver such underlying debt securities to the trustee for distribution to the related certificate holders or (ii) if such sales are as a result of the failure to satisfy the minimum authorized denomination requirements of those underlying debt securities, it will sell those underlying debt securities to the highest bidder of the bids received. In the sole judgment of the administrative agent, bids may be evaluated on the basis of bids for all or a portion of the underlying debt securities to be sold or any other basis selected in good faith by the administrative agent.


      In the event that any certificate holder elects to sell its pro rata share of any underlying debt securities subject to a removal event, such certificate holder will also be deemed to have elected to pay the administrative agent a fee for its services in connection with such sale in an amount equal to the product of (i) the aggregate principal amount of the pro rata share of the underlying debt securities sold and (ii) 0.05%. The administrative agent will deduct this fee from the gross proceeds received from such sale.

      No assurance can be given as to whether the administrative agent will be successful in soliciting any bids to purchase the underlying debt securities to be sold following a removal event or as to the price of any such bid relative to the principal amount of those underlying debt securities. See "Risk Factors--A removal event will result in either the distribution of underlying debt securities to certificate holders or, upon election by each individual certificate holder, the sale of underlying debt securities and the distribution of the net proceeds received from that sale to the electing certificate holders, on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the certificates."

Optional Redemption of Underlying Debt Securities


     Substantially all of the underlying debt securities will be subject to redemption in whole or in part at the option of the related issuer prior to their stated maturity on o at the redemption price applicable for those underlying debt securities. Except for limited circumstances in which the underlying debt securities of non-U.S. companies may be redeemed in whole at par upon the occurrence of certain tax withholding events, all redemption prices for underlying debt securities that are subject to redemption prior to maturity at the option of the related issuers will include a customary make-whole premium. The trustee will promptly deliver to the holders of the certificates any notice received by it with respect to the optional redemption of any underlying debt securities.


      Upon any optional redemption of underlying debt securities, the principal and any premium and interest received by the trustee will be allocated to the holders of the certificates, pro rata, in accordance with the outstanding principal balances of their certificates and each certificate holder's aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of the underlying debt securities paid upon redemption, exclusive of any premium.

Notices

      Notices to certificate holders will be made by first class mail, postage prepaid, to the addresses that appear on the security register maintained by the trustee. So long as the certificates are listed on the Luxembourg Stock Exchange, notices will also be made by publication in an authorized newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any notice in a Luxembourg authorized newspaper will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Book-Entry Issuance

      The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC. So long as the certificates are represented by one or more global certificates, DTC's nominee will be the sole certificate holder under the trust agreement. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No purchaser of any certificate will be entitled to receive a certificate representing such person's interest registered in its name, except as set forth below under "--Definitive Certificates."

      DTC will act as securities depositary for all of the certificates. Any cross-market transfers of certificates will be effected in DTC on behalf of Euroclear or Clearstream Luxembourg, as participants in DTC, in accordance with the rules of DTC. However, such cross-market transfers will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants of Euroclear or Clearstream Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg, as the case may be.

      Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing a beneficial interest in a global certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as applicable) immediately following the DTC settlement date. Credit of such transfer of a beneficial interest in a global certificate settled during such processing day will be reported to the applicable Euroclear or Clearstream Luxembourg participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of a transfer of a beneficial interest in a global certificate by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream Luxembourg


      The information set out below in connection with DTC, Euroclear and Clearstream Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information about each of them set forth below has been obtained from sources that the depositor believes to be reliable, but none of the depositor, BAS or JPMorgan takes any responsibility for the accuracy or completeness of the information. None of the depositor, BAS or JPMorgan will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



      Although DTC, Euroclear and Clearstream Luxembourg have agreed to the following procedures described in this section, in order to facilitate transfers of interests in the certificates among participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the depositor, BAS or JPMorgan assumes any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


      DTC, Euroclear and Clearstream Luxembourg have advised the depositor as follows:


      DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include BAS, JPMorgan and other securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations ("DTC participants"). Indirect access to the DTC system is also available to other such banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ("indirect DTC participants"). DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, and rules applicable to DTC and its participants are on file with the SEC.


      Transfers of ownership or other interests in the certificates in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of the certificates. DTC's records reflect only the identity of the DTC participants to whose accounts the certificates are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the certificates to their customers.

      So long as DTC, or its nominee, is the holder of a global certificate, distributions on a global certificate will be made in immediately available funds to DTC. DTC's practice is to credit DTC participants' accounts on the applicable payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trustee. Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

      Ownership of interests in the global certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own. Consequently, the ability to transfer beneficial interests in the global certificates is limited to such extent.

      Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

      Upon the occurrence of a removal event or the optional redemption of any underlying debt securities, notices will be sent to Cede & Co. If less than all of the principal balance of a global certificate is affected, DTC's practice is to determine by lot the amount of the interest of each DTC participant in that global certificate to be reduced.

      According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


      Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the "cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include BAS, JPMorgan and their respective affiliates ("Euroclear participants"). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.


      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Euroclear terms and conditions"). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.


      Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for Clearstream Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including BAS, JPMorgan and other securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Clearstream Luxembourg participants"). Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.


      Distributions with respect to certificates held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Definitive Certificates

      The certificates represented by a global certificate will be exchangeable for definitive certificates if (a) DTC notifies the depositor that it is unwilling or unable to continue as depositary for the global certificates or the depositor determines that DTC is unable to continue as depositary, and the depositor thereupon fails to appoint a successor depositary to DTC within 60 calendar days or (b) the depositor, in its sole discretion, at any time determines not to have certificates represented by global certificates. Any certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in such names as DTC shall direct.


      The paying agent for the certificates in the Borough of Manhattan is currently the corporate trust office of The Bank of New York, located at 5 Penn Plaza, 13th Floor, New York, New York 10001. The paying agent and transfer agent for the certificates in Luxembourg is o currently the o of o, located at o. If the listing of the certificates on the Luxembourg Stock Exchange is granted, so long as the certificates are so listed, a paying agent and transfer agent will be maintained in Luxembourg. Any change in the Luxembourg paying agent or transfer agent will be published in Luxembourg.
See "--Notices."


      In the event definitive certificates are issued, the holders of definitive certificates will be able to transfer their certificates, in whole or in part, by surrendering them for registration of transfer at the office of The Bank of New York or, so long as certificates are listed on the Luxembourg Stock Exchange, at the office of the transfer agent in Luxembourg, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the trustee. Upon surrender, the trustee will authenticate and deliver new certificates to the designated transferee in the aggregate principal balance being transferred, and a new certificate for any principal balance not being transferred will be issued to the transferor. The trustee will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other government charge payable in connection with the transfer.

Trading

      Except for trades involving Euroclear and Clearstream Luxembourg participants, beneficial interests in the certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

      The certificates will be issued pursuant to the trust agreement. The following summary of certain provisions of the trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

      The Bank of New York, a New York corporation, or any successor trustee, will act as trustee for holders of the certificates pursuant to the trust agreement. The trustee's offices are currently located at 5 Penn Plaza, 13th Floor, New York, New York 10001 and its telephone number is (212) 896-7126.

      The trustee will be entitled to receive a fee for its services as trustee for holders of the certificates. In addition, the trustee will incur legal, accounting, rating agency and other expenses from time to time on behalf of the trust. On each interest distribution date, the trustee will designate as trust expenses an amount equal to the product of (i) the aggregate principal balance of the outstanding certificates on the business day immediately preceding that interest distribution date and (ii) o%, which we refer to as the "available expense amount." In the event that actual trust expenses for the distribution period applicable to that interest distribution date are less than the available expense amount for that distribution period, the balance will be deposited in a segregated interest-bearing reserve account, which we refer to as the "expense reserve account," and applied to the payment of actual trust expenses in future distribution periods. In the event that actual trust expenses for the distribution period applicable to that interest distribution date exceed the available expense amount for that distribution period, the trustee will apply funds on deposit in the expense reserve account, if any, to the payment of such excess actual trust expenses. In the event that actual trust expenses for that distribution period exceed all funds on deposit in the expense reserve account, then the depositor shall be obligated to satisfy those expenses up to an amount not to exceed $o for that distribution period. These amounts paid by the depositor will be reimbursed by Bank of America Corporation. In the event that actual trust expenses for any distribution period remain unpaid after applying the procedures described above, those expenses will be payable by certificate holders. Trust expenses payable by certificate holders will be allocated on a pro rata basis among certificate holders and deducted from each certificate holder's allocable share of interest collections received by the trustee on the applicable interest distribution date.

      Funds on deposit in the reserve account shall be invested by the trustee in eligible investments and held separate and apart from, and not commingled with, any other moneys held by the trustee. Any net investment earnings on funds on deposit in the reserve account shall be applied toward the payment of actual trust expenses. In the event that all actual trust expenses upon the final distribution to certificate holders of all amounts due on the underlying debt securities are paid in full, all funds on deposit in the expense reserve account will be distributed to certificate holders on a pro rata basis.

      The trustee may resign or may be removed by the depositor at any time, in which event the depositor will be obligated to appoint a successor trustee. Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state thereof, have combined capital and surplus of at least $50,000,000, and be subject to supervision or examination by U.S. federal or state banking authorities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor trustee.

      The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (a) that constitutes a specific liability of the trustee under the trust agreement or (b) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach or reckless disregard of the trustee's obligations and duties under the trust agreement.

Administrative Agent

      BAS will be the administrative agent under the trust agreement. Pursuant to the trust agreement, the administrative agent will act on behalf of certificate holders in connection with the sale of underlying debt securities following a removal event and shall be required to perform only those duties that are specifically applicable to it as set forth in the trust agreement.

      The trust agreement will provide that the administrative agent will have no liability to holders of the certificates for any act or omission except as a result of its willful misconduct, bad faith or gross negligence. The administrative agent may assign any and all of its duties, obligations and rights as administrative agent under the trust agreement to any of its affiliates. The administrative agent may resign or be removed by the depositor at any time, in which event the depositor will be obligated to appoint a successor administrative agent.

Voting Rights of the Certificates

      The voting rights of the certificates will be allocated among the holders of the certificates in proportion to the principal balance of their then outstanding certificates held on any date of determination.

Amendment

      The trust agreement may be amended by the depositor and the trustee, without notice to or consent of the certificate holders, for specified purposes, including:

      / /  to cure any ambiguity in the trust agreement,

      / / to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision therein,

      / / to add to the covenants, restrictions or obligations of the depositor for the benefit of the certificate holders,

      / / to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or

      / / to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

      Without limiting the generality of the foregoing, the trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of a majority in aggregate principal balance of the then outstanding certificates for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that the consent of the holders of all of the outstanding certificates shall be required in the event any such amendment would:

      / / alter the pass-through nature of any payments received with respect to the underlying debt securities or the amount or timing of their distribution to certificate holders,

      / / reduce the principal balance of the certificates except upon payment on the final scheduled distribution date or upon the occurrence of a removal event or the optional redemption of underlying debt securities, or

      / / reduce the aforesaid percentages required for the consent to any amendment with the consent of the holders of the certificates.

      Notwithstanding anything to the contrary contained herein, the trust agreement may not be amended if any such amendment would (1) require the trust to be registered under the Investment Company Act, (2) cause the trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the trust for U.S. federal income tax purposes, (3) result in a sale or exchange of any certificate for tax purposes,
(4) result in a downgrade or withdrawal by S&P, Moody's or Fitch of its then current rating of the certificates, (5) change or add any removal events, (6) substitute underlying debt securities of an issuer for debt securities of another issuer or (7) modify the provisions of the trust agreement in a manner that would permit the trustee or the certificate holders to declare or waive an event of default in respect of the underlying debt securities held as assets of the trust.

Voting of Underlying Debt Securities

      The trustee, as holder of the underlying debt securities, has the right to vote and give consents and waivers with respect to the underlying debt securities, but will do so only if and as directed in writing by holders of the outstanding certificates; provided, however, that while the underlying debt securities remain assets of the trust neither the trustee nor the certificate holders shall be permitted to vote to (1) take any action that would affect the conditions under which underlying debt securities may be removed as assets of the trust or (2) declare an event of default in respect of the underlying debt securities held as assets of the trust or to waive any event of default thereunder. In the absence of any written direction from the holders of certificates, the trustee shall not exercise any voting, consent or waiver rights with respect to the underlying debt securities.

      The holders of a majority in aggregate principal balance of the then outstanding certificates will have the right to direct any proceeding for any remedy with respect to any underlying debt security available to the trustee as holder of that underlying debt security. Such holders also have the right to direct the trustee to direct any proceeding for any remedy available to the applicable indenture trustee.


      Notwithstanding anything to the contrary contained herein, upon request of any certificate holder, the trustee, on behalf of that certificate holder, shall enforce any of its rights against the related issuers of underlying debt securities or BAS or JPMorgan, in their capacity as agents of such issuers, under U.S. federal or state securities laws as the purchaser of those underlying debt securities. See also "--Assignment of Claims." Accordingly, the trustee's enforcement of these rights will be pursued for each certificate holder upon its request, and the action pursued by the trustee as requested by any certificate holder may differ from that pursued by the trustee as requested by any other certificate holder.


      The trustee is required to notify all holders of the certificates of any notice of default received from the related indenture trustee or other agent of the related issuer with respect to any underlying debt security.

Meetings of Holders

      Holders of the certificates may take any action at a separate meeting of holders of certificates convened for that purpose or by written consent. The trustee will mail to each holder of certificates a notice of any meeting at which holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

      / / the date of the meeting or the date by which the action is to be taken;

      / / a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

      / /  instructions for the delivery of proxies or consents.

Assignment of Claims; Distribution of Underlying Debt Securities


     In connection with the offering of the certificates, each purchaser of certificates will receive a copy of a prospectus, in the case of a reporting company, or a comparable offering document, in the case of a GSE, relating to the underlying debt securities of each related issuer. No less than 48 hours prior to the date the certificates are priced for sale to the public, each prospective purchaser of certificates will receive a copy of a preliminary prospectus, in the case of a reporting company, or a comparable preliminary offering document, in the case of a GSE, relating to the underlying debt securities of each related issuer. Each related issuer has acknowledged that these preliminary prospectuses or comparable preliminary offering documents relating to offers and sales of its underlying debt securities will be delivered by BAS and JPMorgan, in their capacity as agents of such issuer, directly to such prospective purchasers. In addition, each related issuer has acknowledged that the final prospectus or comparable offering document relating to the sale of its underlying debt securities will be delivered by BAS and JPMorgan, in their capacity as agents of such issuer, directly to purchasers upon the depositor's acceptance of their offers to purchase certificates.

     Under the trust agreement, the trustee, as purchaser of the underlying debt securities, has assigned to the certificate holders its rights against the related issuers of underlying debt securities and BAS and JPMorgan under the U.S. federal and state securities laws with respect to its purchase of the underlying debt securities. Accordingly, purchasers of the certificates may proceed directly against the related issuers of underlying debt securities and BAS and JPMorgan to enforce those rights without first proceeding against the trust, the trustee or any other entity. The related issuers of underlying debt securities, BAS and JPMorgan have each acknowledged the existence of such assignment and agreed not to contest its enforceability.

      Under the trust agreement, the trustee will be required to remove from the assets of the trust the underlying debt securities of any issuer, in whole and not in part, for which removal of such underlying debt securities is required to effectuate a final judgment or decree which requires a right of rescission with respect to such underlying debt securities in connection with any action brought under federal or state securities laws in respect of such underlying debt securities.



Replacement Certificates

      If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in The City of New York, upon payment by the holder of such expenses as may be reasonably incurred by the trustee in connection with such replacement and the furnishing of such evidence and indemnity as such trustee may reasonably require. Mutilated certificates must be surrendered before new certificates will be issued.

Governing Law

      The certificates and the trust agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following discussion sets forth the material U.S. federal income tax consequences of the ownership and disposition of the certificates and is based on the Code, the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the trust, subject to the qualifications set forth in this prospectus. This discussion does not purport to address the U.S. federal income tax consequences either to special classes of taxpayers (such as banks, other financial institutions, insurance companies, mutual funds, broker-dealers, tax-exempt organizations and persons that hold the certificates as part of a straddle, hedging or conversion transaction) or to taxpayers that hold interests in the trust through other persons (such as stockholders, partners, or trust beneficiaries). This discussion assumes that the certificates will be held by the holders thereof as capital assets as defined in the Code and, except as discussed in "--Possible Alternative Treatment of the Underlying Debt Securities and Certificate Holders" in this prospectus, describes the consequences of certificates that represent an interest in securities that are properly characterized as debt for U.S. federal income tax purposes. The discussion is generally limited to the initial investors in the certificates. No information is provided in this prospectus with respect to any foreign, state or local tax consequences of the ownership and disposition of the certificates or any U.S. federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Certificate Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (as defined below).

      Prospective investors are urged to consult their own tax advisors with regard to the U.S. federal tax consequences of purchasing, holding and disposing of the certificates in their own particular circumstances, as well as the tax consequences arising under the U.S. federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which the prospective investors may be subject.

      For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, a trust that has elected to be treated as a "domestic trust" or a partnership to the extent the interests therein are beneficially owned by any of the persons described in this sentence. A "Non-U.S. Certificate Holder" means a person other than U.S. Holders and holders subject to rules applicable to former citizens and residents of the United States.

Tax Status of Trust

      In the opinion of Sidley Austin Brown & Wood LLP ("U.S. Federal Tax Counsel"), the trust will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The trustee intends to take the position that the trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, the trust will not be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying debt securities allocable to such certificates, and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the trust. No assurance can be given that the Service will agree with the foregoing characterization of the trust or that if challenged such a characterization will prevail.

      For example, if the trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying debt securities by the trust would be allocated to the certificate holders as the partners in such a tax partnership according to their respective interests in such trust. The amount of income reportable by the certificate holders as partners in such a tax partnership could differ from that reportable by the certificate holders as holders of interests in a grantor trust. A cash basis certificate holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust.

As a result, the certificate holder might be taxed on an amount of income greater than the amount of interest received on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificate holders. Certificate holders should consult their own tax advisors regarding the effect upon them that any re-characterization may have.

      Because the trustee will treat the trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust such as the one discussed above.

      The following discussion assumes that the trust is, and the certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

Income of U.S. Certificate Holders

      Interest Income and Original Issue Discount. In the opinion of the U.S. Federal Tax Counsel, the certificates represent interests in 100% of the liquidation amount of the underlying debt securities and 100% of the distributions payable on the underlying debt securities. Assuming the underlying debt securities are purchased at par and subject to the discussion in the paragraph below, the trust intends to take the position that the certificates do not represent an interest in securities having original issue discount. Based upon the foregoing and assuming the certificates are purchased at par, it is reasonable for each holder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the distribution income earned by the trust with respect to the underlying debt securities, including any prepayment premium attributable to the redemption of an underlying debt security by the related issuer of such underlying debt security.

      Market Discount. In the opinion of the U.S. Federal Tax Counsel, to the extent that a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a discount (i.e., the purchase price of a certificate allocable to the underlying debt security is less than either (a) the security's stated redemption price or, (b) in a case where the underlying debt security has been issued with original issue discount, its adjusted issue price and such discount is more than a de minimis amount) the holder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying debt security (and hence, the certificates) as interest income to the extent of the market discount that accrued while that certificate holder held the certificate. Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying debt security's stated redemption price multiplied by the number of complete years to maturity remaining after the holder acquired the certificate. Alternatively, instead of including market discount when principal payments are made, when the bond is sold or redeemed, etc., a U.S. Holder may elect to include market discount in income on a current basis. A U.S. Holder of a certificate that defers rather than currently includes market discount may be required to also defer the deduction for a portion of the interest on any indebtedness incurred or continued to purchase or carry the certificate, until the deferred income is realized.

      Bond Premium. In the opinion of the U.S. Federal Tax Counsel, to the extent a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a premium (i.e., the purchase price of a certificate allocable to an underlying debt security exceeds the total amount payable on the underlying debt security other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate holder's basis) under a constant yield method over the term of the underlying debt security provided an election under Section 171 of the Code is made or was previously in effect. Because such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter, the U.S. Holder should consult its own tax advisor before making the election.

Deductibility of Trust's Fees and Expenses

      In the opinion of the U.S. Federal Tax Counsel, in computing its U.S. federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for such holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or Exchange by Holders

      In the opinion of the U.S. Federal Tax Counsel, if a certificate is sold or exchanged for a different security or redeemed, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and the holder's adjusted basis in the certificate. A holder's adjusted basis in a certificate will equal (a) the holder's cost, increased by any unpaid original issue discount and market discount includible in income with respect to the certificate prior to its sale, and (b) reduced by principal payments, if any, previously received with respect to the certificate and any bond premium amortization previously applied to offset interest income. Except to the extent that the amount realized from disposing of a certificate represents payment for qualified stated interest that has been accrued but not yet taken into income, the gain or loss recognized on the sale, exchange or redemption of a certificate will generally be capital gain or loss if the certificate was held as a capital asset.

Removal of Underlying Debt Securities

      In the opinion of the U.S. Federal Tax Counsel, the removal of the underlying debt securities from the trust and corresponding distribution of such underlying securities to the certificate holders on a pro rata basis upon the occurrence of a removal event will not in and of itself result in gain or loss to the certificate holders. However, a certificate holder will have gain or loss to the extent that any part of its share in any removed underlying debt securities is sold by the administrative agent and such gain or loss would generally be characterized as capital gain or loss if the certificate was held as a capital asset.

Non-U.S. Certificate Holders

      In the opinion of the U.S. Federal Tax Counsel, a Non-U.S. Certificate Holder who is an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf generally will not be subject to U.S. federal income taxes on payments of principal, premium, interest, market discount or original issue discount on a certificate, unless such Non-U.S. Certificate Holder is a direct or indirect 10% or greater shareholder of any issuer of an underlying debt security, a controlled foreign corporation related to any issuer of an underlying debt security or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

      / / is signed under penalties of perjury by the beneficial owner of the certificate,

      / /  certifies that such owner is not a U.S. Holder, and

      / /  provides the beneficial owner's name and address.

      A "Withholding Agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificate Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificate Holder who is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In the opinion of the U.S. Federal Tax Counsel, a Non-U.S. Certificate Holder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder were a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

      Generally, a Non-U.S. Certificate Holder will not be subject to U.S. federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless such Non-U.S. Certificate Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Certificate Holder should consult its tax advisor in this regard.

      The certificates will not be includible in the estate of a Non-U.S. Certificate Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of any related issuer of underlying debt securities or, (b) at the time of such individual's death, payments with respect to any of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

      Backup withholding of U.S. federal income tax may apply to payments made with respect to a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made with respect to a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Certificate Holder who is not an exempt recipient.

      In addition, upon the sale of a certificate to (or through) a "broker," the broker must backup withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificate Holder certifies that the seller is not a U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).

      Any amounts withheld under the backup withholding rules from a payment to a certificate holder would be allowed as a refund or a credit against such certificate holder's U.S. federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

      Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

                          CERTAIN ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and certain other entities in which such plans are invested, including insurance company separate and general accounts (all of which are referred to herein as "ERISA Plans"), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to such ERISA Plans. The Code also imposes certain requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, such as individual retirement accounts and Keogh plans (such ERISA Plans and other plans and arrangements are referred to herein as "Plans").

      Before proceeding with an investment in certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the "Plan Fiduciary") should review with its legal advisors whether the purchase or holding of certificates would be a suitable investment for the Plan. The following discussion is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in certificates on behalf of a Plan. Because of the many factual patterns which may develop in connection with the purchase or holding of certificates, independent advice should be sought regarding each Plan's particular situation.

ERISA's Fiduciary Standards

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the certificates, including the role that an investment in the certificates plays in the ERISA Plans' investment portfolio. Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the certificates, must be satisfied that investment in the certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the certificates, are diversified so as to minimize the risk of large losses and that an investment in the certificates complies with the ERISA Plan and related trust documents.

Prohibited Transaction Rules

      Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons and certain other liabilities could result that have a significant adverse effect on such persons.

      An investment in certificates by a Plan might result in the underlying debt securities or other assets of the trust being deemed to constitute assets of such Plan, which in turn would mean that such assets, and certain underlying aspects of such investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, it might also mean that the Plan Fiduciary deciding to invest in the certificates may have delegated fiduciary responsibility to the trustee. Under regulations issued by the U.S. Department of Labor (the "Plan Asset Regulations"), the assets of the trust would be treated as assets of a Plan that acquires certificates unless one of the exceptions contained in the Plan Assets Regulations is applicable. No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to the trust and, thus, an acquisition of certificates by one or more Plans could result in the trust's assets being treated as assets of such Plan investors. For example, under the Plan Asset Regulations, the assets of the trust would not be considered assets of a Plan if the certificates constitute "publicly offered securities." For this purpose, a publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange
Act within 120 days after the end of the issuer's fiscal year. Although it is anticipated that the certificates will satisfy the requirements set forth in clauses (a) and (b), above, the number of independent investors will not be monitored and no assurance can be given that the actual number will equal or exceed 100. Under the Plan Asset Regulations, the assets of the trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors." For this purpose, benefit plan investors are defined to include Plans as well as other types of employee benefit plans that are not subject to ERISA or Section 4975 of the Code (for example, governmental plans and foreign plans). Neither the initial sales of the certificates nor any subsequent transfers thereof will be monitored to comply with the 25% limit described above.


     The trust has been structured with the intention that, in the event the trust's assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the trustee, in order to minimize the potential for prohibited transactions. Nevertheless, each Plan Fiduciary contemplating an investment in the certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying debt securities. In addition, Plan Fiduciaries cannot purchase certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the acquisition of the certificates and, if applicable, to the holding and disposition of the certificates and to the underlying transactions of the trust. For example, certain exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption ("PTE") 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the acquisition of the certificates and, if applicable, to the continued holding and disposition of the certificates as well as to the underlying transactions of the trust. Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied such that one of those PTEs applies to the acquisition of the certificates and, if applicable, to the continued holding and disposition of the certificates, as well as to the underlying transactions of the trust.

     Each Plan Fiduciary must be sure that any applicable exemption applies not only to the acquisition of the certificates, but also, if applicable, to the continued holding and disposition of the certificates and to the underlying transactions of the trust. In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by such PTEs covers all acts which might be construed as prohibited transactions. Accordingly, each Plan
Fiduciary who purchases a certificate on behalf of a Plan will be deemed to represent that its acquisition of the certificate will not constitute or result in a non-exempt prohibited transaction. In addition, if the certificates do not constitute "publicly offered securities," each Plan Fiduciary who purchases a certificate on behalf of a Plan will be deemed to represent that either (i) the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as such Plan holds a certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied, (ii) the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied or (iii) the conditions of another applicable exemption are and will at all times be satisfied, such that in the case of either (i), (ii) or (iii), the applicable exemption applies to the purchase, continued holding and disposition of the certificates, as well as to the underlying transactions of the trust.



     In addition, if the certificates do not constitute "publicly offered securities," such certificates generally should not be purchased by a Plan if the trustee, the depositor, BAS, JPMorgan, the related issuers or any of their respective affiliates either (a) has investment discretion with respect to the investment of such Plan's assets, or (b) regularly gives investment advice with respect to such Plan's assets for a fee, pursuant to an understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan's assets and that such advice will be based on the particular investment needs of the Plan. In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that (1) the investment in certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment constitutes an arrangement under which it is expected that the trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the certificates, (3) the Plan, by itself, has the authority or influence to cause the trust to engage in such transactions, or (4) the Party in Interest may, but only with the aid of the Plan, cause the trust to engage in transactions with the Party in Interest.


Governmental Plans and other Exempt Plans

      Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under
Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

      No view is expressed whether an investment in certificates (and any continued holding of the certificates), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting such plan.


      THE SALE OF CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE TRUSTEE, THE DEPOSITOR, BAS, JPMORGAN, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CERTIFICATES THAT SUCH INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO SUCH INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF SUCH EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

                              PLAN OF DISTRIBUTION


     The depositor and BAS and JPMorgan have entered into an agency agreement, dated as of o, 2002, pursuant to which, on the terms and subject to the conditions contained therein, BAS and JPMorgan have each agreed that it will, on behalf of the depositor, use its reasonable efforts to solicit offers to purchase the certificates. BAS and JPMorgan have also agreed that they will, on behalf of the related issuers, use their reasonable efforts to solicit offers to purchase their underlying debt securities. As a result, BAS and JPMorgan are each statutory underwriters within the meaning of the Securities Act with respect to initial sales of the certificates and the underlying debt securities through them as agent.

      The offering period for the certificates will terminate on o, 2002. The depositor reserves the right to withdraw, cancel or modify the offering of certificates without notice and may accept or reject offers to purchase the certificates, in whole or in part, in its sole discretion. Upon the depositor's acceptance of any offer to purchase certificates, investors will be required to deliver the payment price in immediately available funds to BAS on or prior to o, 2002. Those funds will be deposited in a segregated bank account by BAS and held by BAS on behalf of the particular investors until the conditions referred to in the succeeding paragraph have been satisfied, in which case funds corresponding to the aggregate principal amount of underlying debt securities actually sold to the depositor will be promptly transmitted to the depositor, or, if such conditions are not satisfied on or prior to the issue date of the certificates, promptly returned (without interest) to the particular investors.

      In the event that the sale to the depositor of underlying debt securities representing, in the aggregate, 10% or less of the aggregate principal amount of all underlying debt securities is not consummated as a result of the failure by the particular issuer or issuers to satisfy all of the conditions of its or their sale, the depositor will reduce the aggregate principal balance of the certificates offered by this prospectus in an amount corresponding to the aggregate principal amount of the underlying debt securities not sold to the depositor, provided that the ratings of the certificates are not lower than the ratings that would have applied to the certificates had each such sale been consummated, and allocations of certificates to investors will be reduced on a pro rata basis. In the event that such ratings are lower or issuers of underlying debt securities representing, in the aggregate, more than 10% of the aggregate principal amount of all underlying debt securities fail to satisfy all of the conditions of the sale of their underlying debt securities, the offering of certificates contemplated hereby shall terminate and any funds then held by BAS for investors will be promptly returned to such investors in full (without interest).

      The agency agreement provides that the obligation of the certificates agents to solicit offers to purchase the certificates is subject to the approval of certain legal matters by its counsel, Sidley Austin Brown & Wood LLP, to the accuracy in all material respects of the depositor's representations in the agency agreement, to the delivery by the depositor of an officer's certificate, to the effectiveness of the registration statements covering the certificates and to the certificates being assigned the ratings specified below under "--Ratings."

      The closing conditions for the sales of the underlying debt securities to the depositor must be satisfied on the issue date of the certificates and generally provide for the delivery of officer's certificates, legal opinions and comfort letters confirming the legality and investment grade rating of those underlying debt securities, the accuracy of the representations of the related issuers (including the disclosure in their prospectuses or comparable offering documents), the effectiveness of the registration statements of the related issuers other than GSEs and the absence of customary market out conditions.

Expenses

      The expenses of the offering of certificates contemplated hereby are estimated to be approximately $o and are payable by BAS and JPMorgan.

New Issue of Securities

      The certificates are a new issue of securities and, accordingly, prior to this offering, there was no market for the certificates. Although application has been made to list the certificates on the Luxembourg Stock Exchange, there can be no assurance that any listing will be granted. In addition, there can be no assurance that any trading market for the certificates will develop or be liquid or maintained. BAS and JPMorgan have indicated that they intend to make a market in the certificates, but they are under no obligation to do so, and such market-making activity may be discontinued at any time without notice to the holders of the certificates.

UK Selling Restrictions

      BAS and JPMorgan have each represented and agreed that (a) (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to participate in a collective investment scheme (within the meaning of Section 235 of the FSMA) received by it in connection with the issuance or sale of any certificates in circumstances in which Section 238(1) of the FSMA does not apply to the trust; and (b) it has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Market Making

     Following the initial distribution of the certificates, BAS and JPMorgan may purchase and sell the certificates in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus may be used by BAS and JPMorgan in connection with offers and sales related to secondary market transactions in the certificates to the extent permitted by applicable law. BAS and JPMorgan may act as principal or agent in these transactions. Neither BAS nor JPMorgan will execute a transaction in the certificates in a discretionary account without specific prior written approval of that customer.



                         LISTING AND GENERAL INFORMATION

      Application has been made to list the certificates on the Luxembourg Stock Exchange. There can be no assurance that such listing will be granted. In connection with the listing application, the trust agreement and a legal notice relating to the issuance of the certificates will be deposited prior to listing with Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where copies of those documents may be obtained. You may also request copies of the above documents (free of charge) together with this prospectus, the agency agreement and all future distribution statements, annual reports and other public filings of the trust, so long as the certificates are listed on the Luxembourg Stock Exchange, at the main office of o in Luxembourg, our Luxembourg paying agent. The trust's first distribution statement will be available within 15 calendar days following the trust's receipt of any payments on the underlying debt securities. In connection with the original distribution of the certificates, copies of the prospectuses or other offering documents relating to the underlying debt securities of the related issuers will also be available, upon request (free of charge), at the offices of our Luxembourg paying agent during usual business hours. Banque Generale du Luxembourg S.A. is our Luxembourg listing agent and will act as intermediary between the Luxembourg Stock Exchange and the depositor, the trust and the holders of the certificates.

      The trust is not involved in any litigation, arbitration or administrative proceeding relating to claims in amounts which may have or have had a significant effect on the trust, nor, so far as the depositor is aware, is any such litigation, arbitration or administrative proceeding involving it pending or threatened.

      As of the issue date, the issuance of the certificates will have been authorized by the board of managers of the depositor by a consent executed on o. Since its formation, the depositor has not engaged in any activities except for the activities described herein relating to the issuance of the certificates.

      The certificates will be assigned CUSIP number o, ISIN US o and Common Code number o and have been accepted for clearance through Euroclear and Clearstream Luxembourg.

                                     RATINGS

      Upon issuance, the certificates are expected to be rated "o" by Moody's, "o" by S&P and "o" by Fitch. A rating of the certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances (including ratings of the underlying debt securities) in the future so warrant.



Moody's Rating

      Moody's rating only addresses the ultimate receipt of interest and principal on the underlying debt securities, and is substantially based on the average credit quality of the underlying debt securities. The rating of the certificates should be expected to change as the credit quality of the underlying debt securities changes. The rating assigned by Moody's assumes the investor will hold the certificates and any underlying debt securities received in connection with a removal event until their respective final stated maturity. Moody's rating does not address losses that might occur if an investor decides to sell any of the underlying debt securities received in connection with a removal event prior to their maturity. Further, upon the removal of an underlying debt security from the trust as a result of a removal event or an optional redemption occurring with respect thereto, the Moody's rating will reflect the changed composition of the underlying debt securities. The rating will be based solely on the average credit quality of the remaining underlying debt securities currently being held by the trust on behalf of the certificate holders, and will no longer reflect the credit risk of those underlying debt securities that have been removed from the trust. Any future ratings assigned following the removal of an underlying debt security will address the ultimate receipt of interest and principal on the then prevailing outstanding principal amount and coupons on the certificates.

      Moody's rating is based on the expected loss posed to investors. Expected loss is a function of both the default probability and loss severity of an investment. In some cases, the implied default probability of an investment may differ substantially from the default probability implied by a similarly rated corporate obligation. Certain investments may have a much higher default probability than another similarly rated investment, but will correspondingly have a much lower loss severity. Investors should note, however, that investments that have identical ratings will also have similar expected losses, regardless of any differences in the implied default probabilities or loss severities of the investments.

S&P Rating

     S&P's rating only addresses the timely receipt of interest and principal on the certificates. This assessment considers the credit quality of the underlying debt securities. The rating does not address market price losses that might occur if an investor decides to redeem the certificates prior to the final scheduled distribution date or if an investor decides to sell any of the underlying debt securities received as the result of the occurrence of a removal event prior to the final scheduled distribution date. S&P's rating assumes that the investor will hold the certificates and any underlying debt securities delivered to the investor until the final maturity of the certificates or the underlying debt securities as relevant. The rating considers the cash flow generated by the underlying debt securities. S&P's rating may change due to changes in the portfolio that occur when an underlying debt security is removed from the trust.

     S&P's rating is not a recommendation to purchase, sell, or hold any security held or issued by the trust, inasmuch as they do not comment as to market price, yield or suitability for a particular investor. The rating is based on current information furnished to S&P's by the trust or obtained by S&P's from other sources it considers reliable. S&P's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

Fitch Rating

     Fitch assigns both a bond fund credit and volatility rating to the certificates. The weighted average default probability of the trust's portfolio is comparable to that of a similarly rated fixed-income instrument. Bond fund credit ratings do not address any risk other than credit risk. Total returns experience significant variability across a broad range of interest rate scenarios. These funds typically exhibit significant exposure to interest rates and changing market conditions and may face additional risks from mortgage prepayments, derivative, leverage, illiquid markets, and/or foreign currencies. Bond fund volatility ratings are assigned on a scale of `V1' (least volatile) through `V10' (most volatile). Volatility ratings reflect the relative sensitivity of the fund's total return and market price to changes in interest rates and other market conditions.

     Any subsequent ratings assigned following the removal of a reference entity from the trust's portfolio will only address the ultimate receipt of interest and principal on the adjusted outstanding certificate balance for the trust and will be based on the average credit quality of the remaining undefaulted reference entities in the trust's then-current portfolio and will not reflect the credit risk of any reference entities removed from the trust's portfolio upon the occurrence of a credit event.


                                  LEGAL MATTERS

      Certain legal matters relating to the certificates will be passed upon for the depositor, BAS and JPMorgan by Sidley Austin Brown & Wood LLP, New York, New York.



                       WHERE YOU CAN FIND MORE INFORMATION

      The depositor has filed with the SEC a registration statement under the Securities Act relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of trust agreement for the certificates.

      The trustee, on behalf of the depositor, will file or cause to be filed with the SEC periodic reports as may be required under the Exchange Act, and the rules and regulations of the SEC, and, prior to the termination of the offering period for the certificates, those periodic reports will be considered to be incorporated herein by reference and, if applicable, to supersede any conflicting information contained in this prospectus or in previously filed periodic reports. The trust will include a reference to the periodic reports filed under the Exchange Act, in the case of a reporting company, or to publicly available information, in the case of a GSE, about each issuer whose underlying debt securities represent more than 10% of the aggregate principal amount of all underlying debt securities held as assets of the trust.

      You may read and copy any notices, reports, statements or other information the trustee files or causes to be filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Public filings may also be obtained from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

      For information available with the Luxembourg paying agent, see "Listing and General Information".

                         REGISTERED OFFICE OF THE TRUST

                        Bank of America Corporate Center
                         Charlotte, North Carolina 28255
                            United States of America


                                     TRUSTEE

                              The Bank of New York
                            5 Penn Plaza, 13th Floor
                            New York, New York 10001
                            United States of America


                            LUXEMBOURG LISTING AGENT


                       Banque Generale du Luxembourg, S.A.
                             50, Avenue J.F. Kennedy
                                L-2951 Luxembourg



                      LUXEMBOURG PAYING AND TRANSFER AGENT

                                        o
                                        o
                                        o

                                  LEGAL ADVISER

                         Sidley Austin Brown & Wood LLP
                               787 Seventh Avenue
                            New York, New York 10019
                            United States of America

                                      $o

                       Core Investment Grade Bond Trust I



                   Pass-Through Certificates, Series 2002-1









                                --------------

                                  Prospectus

                                --------------











                         Banc of America Securities LLC


                                    JPMorgan



                                     o, 2002

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

      Expenses in connection with the offering of the certificates being registered hereunder, other than underwriting discounts and commissions are estimated as follows:

      SEC Registration Fee.........................     $92.00
      Printing and Engraving.......................         $*
      Legal Fees and Expenses......................         $*
      Trustee Fees and Expenses....................         $*
      Rating Agency Fees...........................         $*
      Blue Sky Fees and Expenses...................         $*
      Miscellaneous................................         $*
                                                        -------
      Total........................................         $*
                                                        =======

---------------
*  To be provided by pre-effective amendment

Item 15.        Indemnification of Directors and Officers.

      The depositor's organizational documents do not provide for indemnification of directors and officers of the depositor. However, directors' and officers' liability insurance of Bank of America Corporation and NationsBanc Montgomery Holdings Corporation, as the sole member of the depositor, provides coverage for some liabilities and expenses incurred by the depositor's directors and officers.

Item 16         Exhibits and Financial Statement Schedules

  (a)   Exhibits


1.1    Form of Agency Agreement*
3.1    Limited Liability Company Agreement of Core Bond Products LLC*
4.1 Form of Trust Agreement, with form of Certificate attached thereto**
5.1    Opinion of Sidley Austin Brown & Wood LLP*
8.1    Opinion of Sidley Austin Brown & Wood LLP (included in
       Exhibit 5.1 hereto)*
23.1   Consent of Sidley Austin Brown & Wood LLP (included in
       Exhibit 5.1 hereto)*
24.1   Power of Attorney (included on Signature Page)**


-------------
*  To be provided by pre-effective amendment
** Previously filed

  (b)   Financial Statement Schedules

        Not Applicable

Item 17.        Undertakings.

  A.    The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), that are incorporated by reference in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit No.    Description
___________    ___________


       1.1     Form of Agency Agreement*
       3.1     Limited Liability Company Agreement of Core Bond
               Products LLC*
       4.1 Form of Trust Agreement, with form of Certificate attached thereto**
       5.1     Opinion of Sidley Austin Brown & Wood LLP*
       8.1 Opinion of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)*
      23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)*
      24.1     Power of Attorney**


-----------
* To be provided by pre-effective amendment
**Previously filed

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to Registration Statement (No. 333-92909) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 25th day of October, 2002.




                                  CORE BOND PRODUCTS LLC



                                  By:      /s/ Corey B. Pinkston
                                      ----------------------------------
                                      Name:  Corey B. Pinkston
                                      Title: President and Principal Executive
                                             Officer

      Pursuant to the requirements of the Securities Act, this Amendment No. 4 to Registration Statement (No. 333-92096) has been signed by the following persons for Core Bond Products LLC in the capacities indicated, on the 25th day of October, 2002.

         Signature                          Title                Date


/s/ James R. Stenson*                Chairman and Manager     October 25, 2002
-------------------------------
James R. Stenson


                                      President, Principal    October 25, 2002
/s/ Corey B. Pinkston                 Executive Officer and
------------------------------             Manager
Corey B. Pinkston


                                     Senior Vice President,   October 25, 2002
/s/ David James Walker*               Principal Accounting
-------------------------------       Officer and Manager
David James Walker


/s/ George C. Carp*                  Principal Financial      October 25, 2002
--------------------------            Officer
George C. Carp                        and Manager

/s/ Stephen K. Stegemeyer*           Manager                  October 25, 2002
-------------------------------
Stephen K. Stegemeyer


---------------
* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 4 on behalf of each of the persons indicated above pursuant to powers of attorney filed as Exhibit 24.1 of the registration statement on Form S-3 (File No. 333-92096) on July 9, 2002.

October  25, 2002                   By:    /s/ Corey B. Pinkston
                                           ---------------------
                                    Name:  Corey B. Pinkston
                                    Title: Attorney-in-Fact